UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2015

Omnicare, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-8269	31-1001351
(Commission File Number)	(I.R.S. Employer Identification No.)

900 Omnicare Center 201 East Fourth Street Cincinnati, OH 45202
(Address of Principal Executive Offices, Including Zip Code)

(513) 719-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On August 18, 2015 (the “Closing Date”), Omnicare, Inc., a Delaware corporation (“Omnicare”), completed its previously announced merger with CVS Pharmacy, Inc., a Rhode Island corporation (“CVS Pharmacy”), and Tree Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of CVS Pharmacy (“Merger Sub”), whereby Merger Sub merged with and into Omnicare (the “Merger”) with Omnicare continuing as the surviving corporation and becoming a wholly owned subsidiary of CVS Pharmacy. The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of May 20, 2015 (the “Merger Agreement”), by and among Omnicare, CVS Pharmacy and Merger Sub.
Item 1.01    Entry into a Material Definitive Agreement.
In connection with the consummation of the Merger, Omnicare and U.S. Bank National Association (the “Trustee”) executed supplemental indentures, dated as of August 18, 2015 (collectively, the “Supplemental Indentures”), to each of the following indentures:

1)
the Second Supplemental Indenture, dated as of June 13, 2003 between Omnicare and the predecessor to the Trustee, to that certain base indenture dated as of June 13, 2003 (the “Base Indenture”), with respect to the 4.00% Junior Subordinated Convertible Debentures due 2033 (the “Junior Debentures”);

2)
the Third Supplemental Indenture, dated as of March 8, 2005, between Omnicare and the predecessor to the Trustee, to the Base Indenture, with respect to the Series B 4.00% Junior Subordinated Convertible Debentures due 2033 (the “Series B Junior Debentures”);

3)
the Seventh Supplemental Indenture, dated as of December 7, 2010, among Omnicare, the guarantors named therein and the Trustee, to the Base Indenture, with respect to the 3.75% Convertible Senior Subordinated Notes due 2025 (the “2025 Notes”);

4)
the Ninth Supplemental Indenture, dated as of August 28, 2013, among Omnicare, the guarantors named therein and the Trustee, to the Base Indenture, with respect to the 3.50% Convertible Senior Subordinated Notes due 2044 (the “2044 Notes);

5)
the Indenture, dated as of December 15, 2005, among Omnicare, Omnicare Purchasing Company L.P. (“Purchasing”), as guarantor, and the predecessor to the Trustee, with respect to the 3.25% Convertible Senior Debentures due 2035 (the “2035 Debentures”) and

6)
the Indenture, dated as of November 5, 2014, among Omnicare, Purchasing, as guarantor, and the Trustee, with respect to the 3.25% Convertible Senior Exchange Debentures due 2035 (the “2035 Exchange Debentures”).

The Junior Debentures, the Series B Junior Debentures, the 2025 Notes, the 2044 Notes, the 2035 Debentures and the 2035 Exchange Debentures are collectively referred to herein as the “Securities.” Each of the Supplemental Indentures provides that, after the completion of the Merger, the Securities will be convertible into the merger consideration in lieu of the conversion consideration provided for in the applicable indenture. The Supplemental Indentures are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6.
Item 1.02    Termination of a Material Definitive Agreement.
In connection with the consummation of the Merger, on August 18, 2015, Omnicare repaid all amounts outstanding under the Amended and Restated Credit Agreement, dated as of September 28, 2012, among Omnicare, as the borrower, each lender from time to time party thereto and SunTrust Bank, as Administrative Agent (as may have been amended from time to time, the “Credit Facility”), and terminated the commitments under the Credit Facility. Prior to its termination, the Credit Facility consisted of a $300 million five-year senior unsecured revolving credit facility and a $400 million five-year senior unsecured term loan facility.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On the Closing Date, CVS Pharmacy, Merger Sub, and Omnicare completed their previously announced Merger, whereby, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Omnicare with Omnicare continuing as the surviving corporation and becoming a wholly owned subsidiary of CVS Pharmacy.

At the effective time of the Merger (the “Effective Time”), each share of Omnicare’s common stock, par value $1.00 per share (the “Omnicare Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of Omnicare Common Stock held by CVS Pharmacy, Merger Sub or Omnicare, shares of Omnicare Common Stock held by any subsidiaries of Omnicare or CVS Pharmacy (other than Merger Sub), and any shares of Omnicare Common Stock that were held by stockholders who were entitled to and had properly demanded appraisal rights in accordance, and had otherwise properly complied, with Section 262 of the General Corporation Law of the State of Delaware, and had not failed to perfect, withdrawn or lost such rights) was converted into the right to receive $98.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).
A total of approximately $10.6 billion in cash is payable by CVS Pharmacy as consideration for the Merger, and CVS Pharmacy also assumed approximately $2.3 billion in debt of Omnicare.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to Omnicare’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2015 and is incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.01 is incorporated herein by reference.
Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In connection with the consummation of the Merger, on August 18, 2015, Omnicare notified the New York Stock Exchange (the “NYSE”) that trading in Omnicare Common Stock should be suspended and that the listing of Omnicare Common Stock on the NYSE should be removed. In addition, Omnicare requested that the NYSE file with the SEC a notification on Form 25 to report that shares of Omnicare Common Stock are no longer listed on the NYSE. On August 18, 2015, in accordance with Omnicare’s request, the NYSE filed the Form 25 with the SEC.
Item 3.03    Material Modification to Rights of Security Holders.
Upon the Effective Time, holders of Omnicare Common Stock immediately prior to the Effective Time ceased to have any rights as stockholders in Omnicare (other than their right to receive the Merger Consideration). The disclosure under Items 2.01 and 3.01 are incorporated herein by reference.
Item 5.01    Changes in Control of Registrant.
As a result of the Merger, a change of control of Omnicare occurred, and Omnicare became a wholly owned subsidiary of CVS Pharmacy. CVS Pharmacy, which is a wholly owned subsidiary of CVS Health Corporation (“CVS”), will fund the Merger by using a portion of the net proceeds of the $15 billion debt offering effected by CVS on July 20, 2015. The disclosure under Item 2.01 is incorporated herein by reference.
Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.
Effective as of the effective time of the Merger, James Shelton, John Bernbach, James Carlson, Mark Emmert, Ph.D., Steven Heyer, Sam Leno, Nitin Sahney, Barry Schochet, and Amy Wallman (together, the “Former Directors”) resigned from their directorships at Omnicare and the directors of Merger Sub became the directors of Omnicare. These resignations were not a result of any disagreements between Omnicare and the Former Directors on any matter relating to Omnicare’s operations, policies or practices. Information on the positions held by the Former Directors on any committee of the board of directors of Omnicare at the time of the Former Directors’

resignations is set forth under the caption “Board Committees” in Omnicare’s definitive proxy statement filed with the SEC on April 17, 2015 and is incorporated herein by reference.
In connection with the Merger, Nitin Sahney, president and chief executive officer, David Hileman, senior vice president, commercial operations, Amit Jain, senior vice president, sales and operations, Alexander Kayne, senior vice president, secretary and general counsel, Kirsten Marriner, senior vice president, chief human resources officer, and Ashok Singh, senior vice president, chief information officer, each ceased to be an officer of Omnicare as of the Effective Time.
Item 5.03    Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.
At the effective time of the Merger, the amended and restated certificate of incorporation attached hereto as Exhibit 3.1 became the amended and restated certificate of incorporation of Omnicare, as the surviving entity of the Merger, and the amended and restated by-laws attached hereto as Exhibit 3.2 became the amended and restated by-laws of Omnicare, as the surviving entity of the Merger. Each of Exhibit 3.1 and Exhibit 3.2 is incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders
On August 18, 2015, Omnicare held a special meeting of Omnicare stockholders (the “Special Meeting”) to, among other things, consider and vote on a proposal to adopt the Merger Agreement (the “Merger Proposal”). At the Special Meeting, Omnicare’s stockholders voted to approve the Merger Proposal. Omnicare’s stockholders also voted to approve an adjournment of the Special Meeting, if necessary or advisable, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to adopt the Merger Agreement (the “Adjournment Proposal”), but such adjournment was deemed unnecessary. Omnicare’s stockholders further voted to approve, on an advisory (non-binding) basis, the “golden parachute” compensation disclosed in Omnicare’s Definitive Proxy Statement on Schedule 14A filed with the SEC on July 20, 2015 (the “Proxy Statement”), that may be payable to Omnicare’s named executive officers in connection with the consummation of the Merger (the “Golden Parachute Compensation Proposal”). The Merger Proposal, the Adjournment Proposal and the Golden Parachute Compensation Proposal are described in detail in the Proxy Statement.
At the Special Meeting, 77,955,924 shares of Omnicare Common Stock, representing approximately 80.45% of the total number of shares of Omnicare Common Stock outstanding and entitled to vote, were represented by the holders thereof or by proxy.
The voting results for each of the proposals are as follows:
Merger Proposal:

77,597,379	97,778	260,767	--
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Adjournment Proposal:

72,558,901	5,132,537	264,486	--
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Golden Parachute Compensation Proposal:

65,803,839	11,276,786	875,299	--
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of May 20, 2015, by and among Omnicare, Inc., CVS Pharmacy, Inc. and Tree Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of Omnicare, Inc.’s Current Report on Form 8-K, filed on May 22, 2015).

3.1	Amended and Restated Certificate of Incorporation of Omnicare, Inc.
3.2	Amended and Restated By-laws of Omnicare, Inc.
4.1
First Supplemental Indenture to the Second Supplemental Indenture, dated as of June 13, 2003 between Omnicare and the predecessor to the Trustee, to that certain base indenture, dated as of June 13, 2003 (the “Base Indenture”), with respect to the 4.00% Junior Subordinated Convertible Debentures due 2033.

4.2
First Supplemental Indenture to the Third Supplemental Indenture, dated as of March 8, 2005, between Omnicare and the predecessor to the Trustee, to the Base Indenture, with respect to the Series B 4.00% Junior Subordinated Convertible Debentures due 2033.

4.3
First Supplemental Indenture to the Seventh Supplemental Indenture, dated as of December 7, 2010, among Omnicare, the guarantors named therein and the Trustee, to the Base Indenture, with respect to the 3.75% Convertible Senior Subordinated Notes due 2025.

4.4
First Supplemental Indenture to the Ninth Supplemental Indenture, dated as of August 28, 2013, among Omnicare, the guarantors named therein and the Trustee, to the Base Indenture, with respect to the 3.5% Convertible Senior Subordinated Notes due 2044.

4.5
First Supplemental Indenture to the Indenture, dated as of December 15, 2005, among Omnicare, Omnicare Purchasing Company L.P., as guarantor, and the predecessor to the Trustee, with respect to the 3.25% Convertible Senior Debentures due 2035.

4.6
First Supplemental Indenture to the Indenture, dated as of November 5, 2014, among Omnicare, Omnicare Purchasing Company L.P., as guarantor, and the Trustee, with respect to the 3.25% Convertible Senior Exchange Debentures due 2035.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Thomas S. Moffatt
Name: Thomas S. Moffatt
Title: Vice President and Secretary

Dated: August 18, 2015

Exhibit Index

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of May 20, 2015, by and among Omnicare, Inc., CVS Pharmacy, Inc. and Tree Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of Omnicare, Inc.’s Current Report on Form 8-K, filed on May 22, 2015).

3.1	Amended and Restated Certificate of Incorporation of Omnicare, Inc.
3.2	Amended and Restated By-laws of Omnicare, Inc.
4.1
First Supplemental Indenture to the Second Supplemental Indenture, dated as of June 13, 2003 between Omnicare and the predecessor to the Trustee, to that certain base indenture, dated as of June 13, 2003 (the “Base Indenture”), with respect to the 4.00% Junior Subordinated Convertible Debentures due 2033.

4.2
First Supplemental Indenture to the Third Supplemental Indenture, dated as of March 8, 2005, between Omnicare and the predecessor to the Trustee, to the Base Indenture, with respect to the Series B 4.00% Junior Subordinated Convertible Debentures due 2033.

4.3
First Supplemental Indenture to the Seventh Supplemental Indenture, dated as of December 7, 2010, among Omnicare, the guarantors named therein and the Trustee, to the Base Indenture, with respect to the 3.75% Convertible Senior Subordinated Notes due 2025.

4.4
First Supplemental Indenture to the Ninth Supplemental Indenture, dated as of August 28, 2013, among Omnicare, the guarantors named therein and the Trustee, to the Base Indenture, with respect to the 3.5% Convertible Senior Subordinated Notes due 2044.

4.5
First Supplemental Indenture to the Indenture, dated as of December 15, 2005, among Omnicare, Omnicare Purchasing Company L.P., as guarantor, and the predecessor to the Trustee, with respect to the 3.25% Convertible Senior Debentures due 2035.

4.6
First Supplemental Indenture to the Indenture, dated as of November 5, 2014, among Omnicare, Omnicare Purchasing Company L.P., as guarantor, and the Trustee, with respect to the 3.25% Convertible Senior Exchange Debentures due 2035.